Exhibit 10.5

                               AMENDMENT NO. 4 TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into as of September 6, 2006 by and between ELECTROGLAS, INC., a Delaware corporation ("Borrower") and COMERICA BANK ("Bank").

                                    RECITALS

     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of July 16, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of January 24, 2005, Amendment No. 2 to Loan and
Security  Agreement  dated as of July 13, 2005,  and Amendment No. 3 to Loan and
Security Agreement dated as of April 25, 2006 (collectively, the "Loan Agreement") pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

     B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

     D. This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded, are hereinafter collectively referred to as the "Loan Documents."

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

          1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

          2. Amendments to Loan Agreement.

               a. Section 2.1(b)(i) of the Loan Agreement is hereby amended by deleting "$2,000,000" in the sixth line thereof and substituting "$3,000,000" therefor.

               b. Section 2.5 of the Loan Agreement is hereby amended (i) by deleting the period at the end of Section 2.5(b) and substituting a semi-colon therefor and (ii) by adding the following new Section 2.5(c):

               "(c) Commitment Fee. On September 6, 2006, and on August 31, 2007, a commitment fee equal to $11,250, which shall be nonrefundable."

               c. Section 3.1(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(h) if the initial Credit Extension shall include a Borrowing Base Advance, an accounts receivable audit of the Collateral, at Borrower's expense, the results of which shall be satisfactory to Bank;"

               d. Section 6.2(a)(i) of the Loan Agreement is hereby amended by deleting the words "fifty (50)" and substituting "forty-five (45)" therefor.

               e. Section 6.2(a)(iv) of the Loan Agreement is hereby amended by deleting the words "fifty (50)" and substituting "forty-five (45)" therefor.

               f. Section 6.2(b) of the Loan Agreement is hereby amended by deleting the words "thirty (30)" and substituting "twenty (20)" therefor.

               g. Section 6.2(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(e) While any Borrowing Base Advances are outstanding, Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every 6 months during usual business hours upon reasonable prior notice to Borrower unless an Event of Default has occurred and is continuing."

               h. Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "6.7 Financial Covenants. Borrower shall as of the last day of each fiscal quarter of Borrower maintain the financial ratio and covenant set forth in subsection (a) below and shall at all times maintain the financial covenant set forth in subsection (b) below:

               (a) Adjusted Quick Ratio. A ratio of Cash plus net billed trade accounts receivable (provided such accounts receivable are "Eligible Accounts") to all Indebtedness to Bank of at least 2.50 to 1.00.

               (b) Minimum Cash. A balance of Cash in a Bank money market account or a Bank deposit account of not less than $2,500,000."

                    i. Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without giving Bank written notification within (5) Business Days thereafter; replace its chief executive officer or chief financial officer without giving Bank written notification within (5) Business Days thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; or have a Change in Control."

               j. Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and except (i) for the conversion of Subordinated Debt into equity securities of Borrower, (ii) Borrower may prepay or pay Borrower's 5.25% Convertible Subordinated Notes due 2007 issued pursuant to the Indenture in full out of the proceeds of a new issuance of subordinated debt ("New Subordinated Debt") not to exceed $15,000,000 in the aggregate so long as before and after giving effect thereto no Event of Default exists and such indebtedness is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank), and (iii) Borrower may prepay the New Subordinated Debt in an aggregate amount not to exceed $2,500,000 per year so long as before and after giving effect thereto no Event of Default exists, or amend any provision affecting Bank's rights contained in any documentation relating to the Subordinated Debt without Bank's prior written consent."

               k. Section 7 of the Loan Agreement is hereby amended by adding the following new Section 7.12 to the end thereof:

               "7.12 Capital Expenditures. Make or incur (or commit to make or incur), or permit any of its Subsidiaries to make or incur (or commit to make or incur), any Capital Expenditures in an aggregate amount in excess of $2,000,000 in any calendar year."

                    l. Section 10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "10. NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

                  If to Borrower:               Electroglas, Inc.
                                                5729 Fontanoso Way
                                                San Jose, CA 95138
                                                Attn:  Chief Financial Officer
                                                FAX:  (408) 528-3562

                  If to Bank:                   Comerica Bank
                                                75 East Trimble Road
                                                Mail Code 4770
                                                San Jose, CA  95131
                                                FAX:  (408) 556-5091

                  with a copy to:               Comerica Bank
                                                226 Airport Parkway, Suite 100
                                                San Jose, CA  95110
                                                Attn:  Robert Shutt, Senior Vice
                                                President & Manager
                                                FAX:  (408) 451-8568

               m. A new definition of "Capital Expenditures" is hereby added to Exhibit A to the Loan Agreement in alphabetical order to read as follows:

               "Capital Expenditures" shall mean for any period, the sum of (i) expenditures (whether paid in cash or accrued as a liability) by the Borrower and its Subsidiaries during such period that are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the financial statements of the Borrower and its Subsidiaries, and (ii) to the extent not included in clause (i), the aggregate of all net non-current assets of businesses acquired by the Borrower and its Subsidiaries during that period, including all purchase price adjustments and all expenditures accounted for by the Borrower and its Subsidiaries as purchases of intangibles and licenses.

               n. The definition of "Eligible Accounts" contained in Exhibit A to the Loan Agreement is hereby amended (i) by deleting the words "(50% in the case of National Semiconductor)" in clause (c) and substituting therefor "(40% in the case of ST Microelectronics NV)" and (ii) by deleting the words "(30% in the case of National Semiconductor)" in clause (d) and substituting therefor "(40% in the case of ST Microelectronics NV)".

               o. Clause (iv) of the definition of "Eligible  Foreign  Accounts"
contained in Exhibit A to the Loan Agreement is hereby amended by deleting the words "Accounts with respect to which the account debtor is any of ST Microelectronics, National Semiconductor, Philips, or Infineon" and substituting "Accounts with respect to which the account debtor is any of ST Microelectronics NV, Philips Semiconductor (subsidiary of Royal Philips electronics - Netherlands), or DongbuAnam Semiconductor, Inc., or a foreign subsidiary of any of the following: National Semiconductor, Seagate Technologies, International Rectifier Corporation, Atmel Corporation, Intel Corporation, or Amkor Technology" therefor.

               p. The definition of "Revolving Maturity Date" contained in Exhibit A to the Loan Agreement is hereby amended and restated to read as follows:

               "`Revolving Maturity Date' means August 31, 2008."

               q. Section 2 of Exhibit D to the Loan Agreement (LIBOR Addendum) is hereby amended and restated to read as follows:

               "2. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Loan Agreement:

                    (a) A rate equal to two and a half percent (2.50%) above Bank's LIBOR, which rate shall be in effect during the relevant LIBOR Period; or

                    (b) A rate equal to one quarter of one percent (0.25%) above the "Prime Rate" as defined in the Loan Agreement and quoted from time to time by Bank as such rate may change from time to time."

                    r.  Exhibit  E  to  the  Loan  Agreement   (Borrowing   Base
Certificate) is hereby deleted and replaced with Exhibit E in the form attached to this Amendment.

                    s. Exhibit F to the Loan Agreement (Compliance Certificate) is hereby deleted and replaced with Exhibit F in the form attached to this Amendment.

               3. Ratification and Reaffirmation of Liens. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledge that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

               4. Representations And Warranties. Except as set forth on the Amendment to Schedule attached hereto, Borrower represents and warrants that its representations and warranties in the Loan Documents (as amended hereby) continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower. Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

               5. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan
Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

               6. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment is effective as of the date first above written; provided that, as a condition precedent to the effectiveness of this Amendment, (i) there shall have been no material adverse change in the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, no material impairment of the prospect of repayment of any portion of the Obligations owing to Bank, and no material impairment of the value or priority of the security interest in the Collateral and (ii) Bank shall have received, in form and substance satisfactory to Bank, the following:

                    (a) this Amendment, duly executed by Borrower;

                    (b) payment of the fees and Bank Expenses then due specified in Section 2.5 of the Loan Agreement, as amended hereby; and

                    (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.



                                                   BORROWER:

                                                   ELECTROGLAS, INC.

                                                   By:_/s/ Thomas E. Brunton
                                                       -------------------------

                                                   Title Chief Financial Officer
                                                         -----------------------



                                                   BANK:

                                                   COMERICA BANK

                                                   By: /s/ Robert R. Shutt
                                                       -------------------------

                                                   Title: Senior Vice President
                                                          ----------------------

                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE


Borrower:  Electroglas, Inc.                              Lender:  Comerica Bank

Commitment Amount:  $7,500,000

ACCOUNTS RECEIVABLE*

         1.       Accounts Receivable Book Value as of ___          $___________
         2.       Additions (please explain on reverse)             $___________
         3.       TOTAL ACCOUNTS RECEIVABLE                         $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)*

         4.       Amounts over 90 days of invoice date      $___________
         5.       Balance of 25% (40% in the case of ST
                  Microelectronics NV) over 90 day accounts $___________
         6.       Concentration Limits                      $___________
         7.       Foreign Accounts                          $___________
         8.       Governmental Accounts                     $___________
         9.       Contra Accounts                           $___________
         10.      Demo Accounts                             $___________
         11.      Intercompany/Employee Accounts            $___________
         12.      Other (please explain on reverse)         $___________
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS              $___________
         14.      Eligible Accounts (#3 minus #13)                  $___________
         15.      LOAN VALUE OF ACCOUNTS (80% of #14)               $___________

BALANCES

         16.      Revolving Line minus Non-Formula Amount           $___________
         17.      Total Funds Available [Lesser of #16 or #15]      $___________
         18.      Advances in excess of Non-Formula Amount          $___________
         19.      Outstanding under Letter of Credit Sublimit       $___________
         20.      RESERVE POSITION (#17 minus #18 and #19)          $___________

* As determined in accordance with the Loan and Security Agreement dated as of July 16, 2004 between Borrower and Lender, as amended.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

ELECTROGLAS, INC.


By:
    -------------------------------------------------
Authorized Signer

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

TO:           COMERICA BANK

FROM:         Electroglas, Inc.

     The undersigned authorized officer of Electroglas, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that this Certificate has been prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

     Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                                                            Required                      Complies

Company prepared financial statements  (Consolidated)                Quarterly within 45 days          Yes            No
Annual  (CPA Audited; Consolidated)                                  FYE within 120 days               Yes            No
10K and 10Q                                                          Within 5 days after filing        Yes            No
                                                                     with the Securities and
                                                                     Exchange Commission unless
                                                                     available on EDGAR
Borrowing Base Certificate                                           Monthly within 20 days            Yes            No
                                                                     when Borrowing Base
                                                                     Advances are outstanding


Financial Covenant                                            Required             Actual                   Complies

Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio                             2.50:1.00                ____:1.00            Yes            No
Maintain at all times:
Minimum Cash with Bank                                   $2,500,000          $___________              Yes            No


Comments Regarding Exceptions:  See Attached.                   ---------------------------------------------------------
                                                                BANK USE ONLY
                                                                Received by:
Sincerely,                                                                  ---------------------------------------------
                                                                              AUTHORIZED SIGNER
                                                                Date:
                                                                      ---------------------------------------------------
                                                                Verified:
------------------------------------------------------------              -----------------------------------------------
SIGNATURE                                                                     AUTHORIZED SIGNER

                                                                Date:
------------------------------------------------------------          ---------------------------------------------------
TITLE
ELECTROGLAS, INC.                                               Compliance Status                           Yes     No

------------------------------------------------------------    ---------------------------------------------------------
DATE

                              AMENDMENT TO SCHEDULE

     The Schedule attached to the Loan Agreement is hereby amended by deleting the reference to Morgan Stanley & Co. Incorporated in Section 5.3 thereof and inserting the following in substitution therefor:

     Deutsche Bank Alex Brown Inc.
     300 South Grand Avenue, 40th Floor
     Los Angeles, CA  90071



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